Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT is entered into as of May 22, 2009 by and between INFOCUS CORPORATION, an Oregon corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, both in its individual capacity as a Lender and as administrative Wells Fargo for the Lenders designated in the Credit Agreement referred to below (“Wells Fargo”).

RECITALS

A. Borrower, Wells Fargo and the Lenders have previously entered into that certain Credit Agreement dated as of October 25, 2004 (as amended, the “Credit Agreement”).

B. Wells Fargo and Borrower desire to address Borrower’s failure to comply with the requirements of Section 6.8 of the Credit Agreement as a result of the Change of Control that occurred on May 22, 2009 (the “Breach”).

C. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Wells Fargo’s or any member of the Lender Group’s rights or remedies set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All terms defined above shall have the meanings set forth above. All capitalized terms not defined herein shall have the meanings attributed to them in the Credit Agreement. The following term shall have the meaning set forth below:

“Interim Period” means the period from the date hereof until the earlier of (i) August 31, 2009 or (ii) the first to occur of: (A) any representation or warranty made by Borrower herein is, or becomes, untrue or misleading in any material respect; or (B) a breach by Borrower of any of its obligations hereunder or under the Loan Documents (except for the Breach).

2. Borrower’s Acknowledgments. Borrower hereby acknowledges and agrees as follows: (a) it is obligated to Wells Fargo pursuant to the Loan Documents, (b) the Loan Documents are legal, valid and binding obligations of Borrower enforceable in accordance with their terms; (c) it has no defense, offset, claim or counterclaim with respect to any of the Loan Documents or its obligations thereunder; and (d) as a result of the Breach, an Event of Default exists.

3. Forbearance.

3.1 So long as Borrower strictly and punctually performs all of its obligations hereunder and under the Loan Documents (subject only to the presence of the Breach) and each representation or warranty of Borrower hereunder remains true and correct in all respects, Wells Fargo shall forbear, during the Interim Period, from exercising their remedies under the Loan Documents with respect to Breach and, during the Interim Period, shall advance credit thereunder as if the Breach had not occurred.

3.2 This Agreement is not a waiver by Wells Fargo of the Breach, any other existing Default or any future Default and shall not prevent Wells Fargo from exercising their right to pursue their remedies as a result of the Breach, except during the Interim Period as provided in Section 3.1. Wells Fargo’s failure to exercise any right, privilege or remedy as a result of Borrower’s failure to perform or comply with its obligations hereunder, the incorrectness or the falsity of any representation or warranty of Borrower contained in this Agreement or the occurrence after the date hereof of any further Default shall not (i) prejudice or otherwise adversely affect any Wells Fargo’s right at any time to exercise any right, privilege or remedy available to it under the Loan Documents or otherwise, (ii) be deemed to amend or alter any provision of this Agreement or any of the Loan Documents or (iii) constitute a course of dealing or other basis for altering any of Borrower’s obligations or any of Wells Fargo’s rights, privileges or remedies under any of the Loan Documents or otherwise. Except as expressly set forth in this Agreement, all of the provisions of the Loan Documents shall remain in full force and effect.

4. Borrower’s Representations and Warranties. Borrower hereby represents and warrants to Wells Fargo that:

4.1 Borrower has all requisite corporate power and authority to execute, deliver and carry out this Agreement. Borrower has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement constitutes the valid and legally binding obligation of Borrower enforceable against it in accordance with its terms.

4.2 No Default exists or is continuing under the Loan Documents, except the Breach.

4.3 No oral or written statement by Wells Fargo, other than within this Agreement, or of any of its officers or representatives shall constitute a representation, covenant, warranty or agreement on the part of Wells Fargo to waive the Breach or to restructure in any way any of the Obligations. The practices and methods of dealing between Wells Fargo and Borrower in connection with this Agreement shall not constitute evidence or create any expectation or reliance on the part of Borrower applicable to any future transaction or accommodation by Wells Fargo.

5. Release. In consideration of the agreements and undertakings of Wells Fargo in this Agreement, Borrower hereby releases, acquits and forever discharges Wells Fargo, its affiliates, participants, officers, employees, agents, successors and assigns, of and from any and all claims, demands, damages, liabilities, obligations, actions or causes of action in suits or causes of suit and unconditionally waives any defense, either at law or in equity, whether known or unknown, arising out of, connected with or in any way related to the Obligations, the Loan Documents, the relationship between Wells Fargo and Borrower (or any Guarantor) to and including the date of this Agreement.

6. Fee. Upon execution of this Forbearance Agreement, Borrower shall pay to Wells Fargo, for the ratable benefit of Lenders, a fee of $0.00.

7. Effective Date. Upon payment of the fee set forth above, this Forbearance Agreement shall be effective as of the date first written above.

8. Miscellaneous.

8.1 Borrower promises to pay to Wells Fargo immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, without limitation, reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration or an administrative proceeding, in bankruptcy, including, without limitation, any adversary proceeding, contested matter or motion, or otherwise) incurred by Wells Fargo in connection with (a) the negotiation and preparation of this Agreement, (b) the enforcement, preservation or protection (or attempt at enforcement, preservation or protection) of any rights or remedies of Wells Fargo under this Agreement or under any Loan Document or (c) the relationship between Wells Fargo and Borrower.

8.2 This Agreement contains the entire understanding and agreement of the parties with respect to Wells Fargo’s forbearance and willingness to extend credit to Borrower during the Interim Period and is intended fully to integrate all prior negotiations, discussions, proposals or understandings, either oral or written, with respect to the subject matter of this Agreement. In the event of a conflict or inconsistency between the provisions of this Agreement and the Loan Documents, this Agreement shall control.

8.3 Time is of the essence of each and every provision of this Agreement and each of the Loan Documents.

8.4 WELLS FARGO AND BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

8.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Borrower may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of Wells Fargo.

8.7 Any amendment, waiver or modification of this Agreement may be made only with the written consent of the parties hereto. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any subsequent breach of the same or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

8.8 UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY WELLS FARGO CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY WELLS FARGO TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties have executed this Forbearance Agreement as of the date first above written.

INFOCUS CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and Administrative Agent

By:	/s/ Lisa K. Prentice
Title:	Chief Financial Officer
		By:	/s/ Norm Chin
		Title:	Vice President